                                EXHIBIT 3.3.1
            AMENDED AND RESTATED DECLARATION OF TRUST OF BEC ENERGY
                                MARCH 25, 1997



                             AMENDED AND RESTATED

                             DECLARATION OF TRUST

                                      OF

                                  BEC ENERGY


                       (FORMERLY BOSTON EDISON HOLDINGS)
                             (FORMERLY BEC GROUP)
                        (FORMERLY BOSTON EDISON HOLDCO)


              Dated March 25, 1997, as amended September 20, 1999

                              AMENDED AND RESTATED

                              DECLARATION OF TRUST

                                       OF

                                   BEC ENERGY

                        (FORMERLY BOSTON EDISON HOLDINGS)
                              (FORMERLY BEC GROUP)
                         (FORMERLY BOSTON EDISON HOLDCO)


               Dated March 25, 1997, as amended September 20, 1999

                                TABLE OF CONTENTS

1.   Name; Purpose.........................................................................1
2.   Definitions...........................................................................1
3.   Limitations on Liability..............................................................2
4.   Nonassessability of Shareholders......................................................2
5.   Reliance of Third Persons.............................................................2
6.   Place of Business.....................................................................3
7.   Trust Estate; Conversion into Personal Estate.........................................3
8.   Powers of Trustees....................................................................3
9.   Number and Election...................................................................7
10.  Resignation; Vacancies; Removals......................................................8
11.  Vesting in New Trustees...............................................................8
12.  Compensation..........................................................................9
13.  Unissued Shares.......................................................................9
14.  Determination of Capital and Income...................................................9
15.  Dividends.............................................................................9
16.  Fiscal Year; Accounts.................................................................9
17.  Action by Board; Quorum...............................................................9
18.  By-laws...............................................................................9
19.  Certificate Evidencing Votes.........................................................10
20.  Trustees and Officers................................................................10
21.  Liability............................................................................10
22.  Books and Reports....................................................................11
23.  Advance of Expenses..................................................................11
24.  Rights Not Exclusive; Definitions....................................................11
25.  Shareholders.........................................................................11
26.  Shareholders, Trustees, Officers and Agents..........................................11
27.  Authorization or Ratification by Shareholders........................................12
28.  Number; Nonassessable................................................................12
29.  Shares Personal Property; Trust Only.................................................13
30.  Rights of Shareholders; Limitation on Rights of Action...............................13
31.  Additional Shares....................................................................13
32.  Preferred Shares.....................................................................13
33.  All Other Changes in Shares..........................................................13
34.  Consideration for Issue..............................................................13
35.  No Preemptive or Preferential Rights of Subscription.................................13
36.  Treasury Shares......................................................................13
37.  Transfer Books.......................................................................14
38.  Transfer Agent.......................................................................14
39.  Share Certificates...................................................................14
40.  Lost, Stolen or Destroyed Share Certificates.........................................14
41.  Transfer of Shares...................................................................14
42.  Transfers by Operation of Law........................................................14
43.  Joint Owners.........................................................................15
44.  No Duty to Examine into Trusts, Pledges, etc., to Which Shares Are Subject...........15
45.  Annual Meeting.......................................................................15
46.  Special Meetings.....................................................................15
47.  Presiding Officer....................................................................15
48.  Business to be Transacted............................................................15

49.  Notices..............................................................................15
50.  Voting; Quorum.......................................................................16
51.  Adjournment of Meeting...............................................................16
52.  Requisite Vote to Act................................................................16
53.  Record Date for Voting, Dividends and Offerings......................................16
54.  Duration of Trust....................................................................17
55.  Death of Shareholder or Trustee Not to Terminate Trust...............................17
56.  Termination; Combination; Affiliation.  .............................................17
57.  Certain Transactions.................................................................17
58.  Amendments...........................................................................21
59.  Certificate of Termination or Amendment..............................................21
60.  Disposition of Trust Estate on Termination...........................................22
61.  Filing...............................................................................23
62.  Protection of Company, Stock of Which Held by Trust..................................23
63.  Authority of the Trustees to Construe Terms Hereof...................................23
64.  Effect of Captions and Table of Contents.............................................23
65.  Counterparts.........................................................................23
66.  Governing Law........................................................................23
67.  Provisions in Conflict with Law or Regulations.......................................23

                              AMENDED AND RESTATED

                              DECLARATION OF TRUST

                                       OF

                                   BEC ENERGY

                        (FORMERLY BOSTON EDISON HOLDINGS)
                              (FORMERLY BEC GROUP)
                         (FORMERLY BOSTON EDISON HOLDCO)


     This AMENDED AND RESTATED DECLARATION OF TRUST made at Boston in the County of Suffolk, The Commonwealth of Massachusetts, this 25th day of March, 1997 by Thomas J. May of 107 Margery Lane, Westwood, MA 02090, James J. Judge of 30 Cushing Hill Road, Hanover, MA 02339 and Theodora S. Convisser of 613 Pleasant Street, Belmont, MA 02178, hereby amends and restates in its entirety the Amended and Restated Declaration of Trust dated the 14th day of March, 1997, as heretofore amended.

     WHEREAS it is desired to create under and in accordance with the provisions of this instrument a voluntary business association with transferable shares for the acquisition of property and the conduct of business as hereinafter set forth;

     NOW, THEREFORE, this DECLARATION OF TRUST WITNESSETH that said Thomas J. May, James J. Judge and Theodora S. Convisser, for themselves, their heirs, executors, administrators, successors and assigns, do hereby declare that they and their successors from time to time, as Trustees hereunder, will hold, manage and dispose of the trust estate, as hereinafter defined in trust in the manner and with and subject to the powers and provisions hereinafter contained concerning the same, for the benefit of the Shareholders (as hereinafter defined) according to the number and kind of shares held by them respectively.

                                  Name; Purpose

     1. Name; Purpose. The Trustees as trustees hereunder, though not in their individual capacities, shall be designated BEC Energy and are hereinafter referred to as the "Company." So far as may be practicable, all things relating to the trust hereby created shall be done under such name. The purpose of the Company shall be to engage, either directly or through direct or indirect subsidiaries, joint ventures, partnerships, limited liability companies or other combinations or associations, in any manufacturing, mercantile, selling, management, service or other business, operation or activity related to energy generation, transmission or distribution, utilization, conservation or transportation, construction, telecommunications, or any other manufacturing, mercantile, selling, management, service or other business, operation or activity, whether or not related to the foregoing enumerated areas, that a corporation organized under the Business Corporation Law of The Commonwealth of Massachusetts could carry on.

                                   Definitions

     2. Definitions. Except where the context otherwise requires, the following terms when used herein shall mean the following:

     (a) "Trustee" or "Trustees" means the person which is the trustee hereunder for the time being, if there is only one, or if more than one, the persons who are the trustees hereunder for the time being, whether, in each case, original, additional or successor;

     (b) "Trust estate" means the property at any time received by the Trustees or otherwise acquired and held on behalf of the Company as hereinafter provided;

     (c) "Shareholder" or "Shareholders" means the person or persons, natural or corporate, at the time registered as the holder or holders of the shares of the Company and, except to the extent limited by any subscription or by any subscription certificate or part-paid shares accepted or issued, include the person or persons, natural or corporate, at the time registered as the holder or holders of such subscription certificates and part-paid shares; and

     (d) "Share" or "shares" means the transferable share or shares of beneficial interest provided for in Article 29 and includes any subscription certificate or part-paid share issued except to the extent limited in such subscription certificate or part-paid share.

                             Rights of Third Persons

     3. Limitations on Liability. The Trust estate shall be directly liable for the payment and satisfaction of all obligations and liabilities incurred in the carrying on of the business of the Company. No Trustee shall be held to any liability whatever for the payment of any sum of money, or for damages or otherwise under any contract, obligation or undertaking made, entered into or issued by the Company or by any Trustee, officer, agent or representative thereof, or in tort or otherwise, and no such contract, obligation or undertaking shall be enforceable against the Trustees, the Shareholders, or the officers, agents or other representatives of the Company or any of them in their, his or her individual capacities or capacity and all such contracts, obligations and undertakings shall be enforceable only against the Company; and every person, firm, association, trust and corporation shall look only to the Trust estate for the payment or satisfaction of any liability, damages, claim or demand. In every agreement and obligation entered into and in every writing by or on behalf of the Company, reference shall be made to this declaration of trust, and the substance of such parts of the preceding sentence of this Article 3 as are applicable shall be set forth; and neither the Trustees nor any officer, agent or representative of the Company shall have any power or authority to enter into any agreement or obligation on behalf of the Company except in accordance with the provisions of this Article 3. Failure to comply with the provisions of this Article shall, however, in no event render any Trustee, Shareholder, officer, or agent personally liable to the Company or its Shareholders.

     4. Nonassessability of Shareholders. No Trustee, officer, agent or representative of the Company shall be entitled to look to the Shareholders personally for indemnity against any liability incurred by them in the execution of this trust or to call upon the Shareholders for the payment of any sum of money or any assessment whatever, except when and to the extent that shares in the Company are by their express terms issued part-paid and assessable.

     5. Reliance of Third Persons. The receipts of the Company for moneys or things paid or delivered to it shall be effective discharges to the person, firm, association, trust or corporation paying or delivering the same and from all liability to see to the application thereof. No purchaser or person, firm, association, trust or corporation dealing with the Company or with the Trustees, officers, agents or representatives of the Company shall be bound to ascertain or inquire whether any consent, resolution or other authorization of the Trustees or Shareholders, as is herein required or provided for, has been obtained or passed or as to the existence or occurrence of any event or purpose in or for which a sale, lease, mortgage, pledge or charge is herein authorized or directed, or otherwise as to the purpose or regularity of any of the acts of the Trustees or the officers, agents or representatives of the Company purporting to be done in pursuance of the trust or powers herein contained, or as to the regularity of the removal, resignation or appointment of any Trustee or any officer, agent or representative; and a transfer of the Trust estate, or any part thereof, executed by the Trustees in whom the same shall be vested at the time of any such removal, resignation or appointment (including any retiring Trustee who shall be willing to act and shall act in executing such transfer but not otherwise including any such retiring Trustee) for the purpose of vesting the same in a successor Trustee or providing evidence of such vesting independently of such removal, resignation or appointment, shall, as to the property comprised in such transfer, be conclusive evidence in favor of any such purchaser or other person, firm, association, trust or corporation dealing with the Company of the validity of such transfer and of the matters therein recited relating to such removal, resignation or appointment or the occasion thereof or the occasion of such transfer.

                         Place of Business; Trust Estate

     6. Place of Business. The principal place of business of the Company shall be 800 Boylston Street, Boston, MA 02199, or at such other place in Massachusetts as the Trustees shall from time to time determine.

     7. Trust Estate; Conversion into Personal Estate. All property at any time and from time to time subject to this trust shall, subject to the provisions of Articles 8(c) and 8(g), be transferred to and vested in such of the Trustees as are residents of Massachusetts. Notwithstanding any other provisions hereof, all real estate at any time forming part of the Trust estate shall be held upon trust for sale and conversion into personal estate at such time or times and in such manner and upon such terms as the Trustee shall approve, but the Trustees shall have power, until the termination of this trust, to postpone such conversion so long as they in their uncontrolled discretion shall think fit, and for the purpose of determining the nature of the interest of the Shareholders therein, all such real estate shall at all times be considered as personal estate; and the real estate and personal property comprised in the Trust estate shall constitute a single fund. For the purpose of such sale and conversion of real estate the Trustees shall have full power to sell or exchange the same and to execute and deliver proper deeds and instruments of conveyance thereof.

                                  The Trustees

     8. Powers of Trustees. Subject to the provisions and conditions contained herein, the Trustees shall have power from time to time, in addition to the specific powers and authorities herein expressly granted, to take any action which they deem to be necessary or convenient to carry out the business of the Company, including without limitation of the generality of the foregoing, the powers hereinafter specified:

     (a) Hold Investments. To purchase, subscribe for or otherwise acquire stocks, shares, bonds or other securities, property or obligations of any corporation, wherever incorporated, or of any trust, association or other entity, or of any nation, state, municipality or other governmental or public agency, division or body or certificates or other evidences of interest in any real or personal property, and to be a member of any company, syndicate or joint undertaking, or the beneficiary of any trust, and all whether or not any such company be domestic or foreign, and whether or not the purposes of or character of business carried on or assets held by any such company, syndicate or joint undertaking, or comprised of any such real or personal property, be similar to the purposes of or business carried on or assets held by the Company, and whether or not any such securities, membership or beneficial interest might be considered speculative, hazardous, nonproductive or wasting or would ordinarily be considered a proper or prudent investment or activity for a trustee and, whether or not any contingent or other liability may arise or exist in respect thereof and irrespective of the proportion of the Trust estate invested in one or more of said securities, properties or companies, and to exercise all the rights and privileges of an owner thereof and, without limiting the generality of the foregoing, to acquire, by exchange, purchase or otherwise, the shares and dividend and profit rights in, and the bonds and other securities and obligations of, the Company;

     (b) Assume Obligations. To assume any obligations or liabilities of any corporation, wherever incorporated, or of any trust, association or other entity, and to discharge or liquidate such obligations or liabilities;

     (c) Borrow. To borrow money for the purposes of the Company, and to issue, whether for borrowed money or for other consideration, bonds or other securities or obligations therefor if desired, which may mature at any time or times, and may be convertible or after the issuance thereof may be made convertible, with or without additional consideration for such conversion right, into other securities of the Company or into other securities, all for such periods and upon such terms as the Trustees may determine, and to secure the payment thereof if desired by mortgage, pledge, assignment, transfer or conveyance of or charge on the whole or any part of the Trust estate then owned or thereafter acquired, which bonds or other securities or obligations may be signed on behalf of the Company by the chairman, the president or a vice president and by the treasurer or an assistant treasurer, or by facsimiles of such signatures if the bonds or other securities or obligations are authenticated or certified by a trustee or by a registrar other than a trustee, officer or employee of the Company, and may have affixed thereto the common seal of the Company or a facsimile thereof and may carry interest coupons authenticated by the facsimile signature of the treasurer; provided that no mortgage, pledge, assignment, transfer or conveyance of or charge on the Trust estate as a whole or substantially as a whole shall be made without authorization or approval by vote, at a meeting duly called and held, of the holders of a majority of the shares outstanding and entitled to vote thereon; and provided further that even though any officer who has signed or whose facsimile signature has been placed on any bond or other security or obligation shall have ceased to be such officer before such bond, security or obligation is issued, such bond, security or obligation may nonetheless be issued by the Company;

     (d) Lend and Aid. To advance or lend money to, and otherwise aid by endorsement, guarantee or otherwise, and with or without security, and to make capital contributions to, any corporation, trust, association or other entity, any of the stocks, shares, bonds or other securities or obligations of which shall have been acquired or subscribed for by or on behalf of the Company or in which the Company has any business interest (including, without limitation of the generality of the foregoing, the power to guarantee the performance of any undertaking or obligation or the payment of dividends on stock), and to discharge and cancel without payment any indebtedness thus arising or to convert the same into stocks, shares, bonds, or other obligations of such corporation, trust association or other entity, or any other with or into which it may be consolidated or merged, or to which its property may be transferred or leased, and in like manner to advance or lend money to and otherwise aid any person or company (whether or not a Shareholder), whenever the Trustees shall deem such action to be necessary or convenient in the business or conducive to the advantage of the Company;

     (e) Exercise Powers of Holder of Investments. To exercise any and all powers and rights belonging to the holder of any stocks, shares, bonds, securities, property or obligations forming part of the Trust estate, whether by voting or by giving any consent, request or notice, or otherwise, either in person or by proxy or attorney, and to give proxies or powers of attorney therefor, with or without power of substitution, which proxies and powers of attorney may be for meetings or action generally or for any particular meeting, meetings or action, and may include the exercise of any discretionary powers; and, without limiting the generality of the foregoing, to vote in favor of or to consent to the creation of any mortgage, lien or other encumbrance upon all or part of the franchises and property, real and personal, then owned or thereafter acquired, of any or all of the corporations, trusts, associations and other entities, any of the stocks, shares, bonds, securities or obligations of which may at the time be subject to this trust, or to vote in favor of or to consent to the merger or consolidation of any such corporation, trust association or other entity with any other corporation, trust association or other entity, or the sale, lease, surrender or abandonment of all or part of the franchises and property, real and personal, of any such corporation, trust association or other entity;

     (f) Sell. To sell at public auction or by private contract or otherwise use and deal in and with the whole or any part of the Trust estate, free and discharged of this trust, and to convert, exchange or refund the whole or any part of the Trust estate for or into any shares, bonds or other securities or obligations, property or effects in which the Company might, under the provisions hereof, invest any moneys; provided, however, that except as provided in Article 8(o), Article 57 or Article 60, no sale or other disposition of the Trust estate as a whole or substantially as a whole shall be made without authorization or approval by vote, at a meeting duly called and held, of the holders of two-thirds of the shares outstanding and entitled to vote thereon, but this proviso shall not apply to any disposition pursuant to any mortgage, pledge, or charge;

     (g) Transfer Securities Into Names of Others. To cause any real or personal property, including without limitation of the generality of the foregoing, securities forming all or part of the Trust estate, to be transferred into the name of the Company or transferred into the name of or vested in the Trustees, or to cause or allow any real or personal property to remain in the name of, or to be transferred into the name of, any other person, firm, association, or other entity, trust, corporation or other entity and in any such case in such manner as not to give notice that the same are affected by any trust;

     (h) Delegate Powers. To employ and act through and to delegate any or all of the powers and discretions of the Company to, and to permit any or all of such powers and discretions to be exercised by, any of the officers, agents or representatives of the Company or of the Trustees, including without limitation the officers, employees, agents and representatives referred to in the last paragraph of this Article 8;

     (i) Collect Funds. To collect, sue for, receive and receipt for all sums of money coming due to the Company, to consent to the extension of the time for payment, or to the renewal, of any bonds or other securities, property or obligations subject to this trust, and to prosecute, defend, compound, compromise, abandon or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, demands and things relating to the Trust estate, and to extend time, with or without security, for the payment or delivery of any debts or property and to execute and enter into releases, agreements and other instruments and to pay or satisfy any debts or claims upon any evidence that the Trustees shall think sufficient;

     (j) Deposit Funds. To deposit any moneys included in the Trust estate in any bank or trust company including any bank or trust company that may at the time be the Trustee, and to entrust to any such bank or trust company for safekeeping any of the stock or share certificates, bonds or other securities, property or obligations and any documents and papers comprised in or relating to the Trust estate;

     (k) Pay Taxes. To pay any and all taxes or liens of whatever nature or kind imposed upon or against the Company or the Trustee in connection with the Trust estate, or upon or against the Trust estate or any part thereof;

     (l) Establish Surplus Funds. To set apart, from time to time, as surplus funds, such sums as the Trustees may deem proper out of any sources which according to generally accepted accounting principles may be considered surplus, which surplus funds shall be applicable to any purposes to which money forming part of the capital or income of the Trust estate may be applied, including the payment of dividends;

     (m) Adopt Seal. To adopt and use a common seal;

     (n) Purchase Insurance. To take out and maintain insurance or establish self-insurance programs in such amounts and of such kinds and in such companies and through such brokers and agents as may be necessary, convenient or desirable, including insurance policies insuring the Trustees, officers, employees and agents of the Company against claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as a Trustee, officer, employee or agent, including any action taken or omitted that may be determined to constitute negligence, whether or not the Company would have the power to indemnify such person against such liability;

     (o) Transfer to New Trust or Corporation. When authorized by a majority vote of Shareholders at a meeting, to sell and convey as an entirety and going concern all the property and assets of the Company to a corporation or a new association or trust organized for the purpose of acquiring the same and organized with the same authorized classes of shares as the Company shall then have with the same or substantially the same preferences, voting powers, restrictions and qualifications thereof as attach to the shares of the Company, the consideration for such sale and conveyance to be the assumption by such new corporation, association or trust of all liabilities and obligations of the Company then outstanding and the issuance and delivery by such new corporation or association or trust to the Company, or upon its order, for distribution as hereinafter provided for, of such shares as will enable the

     Company to exchange its shares, share for share and class for class, for the shares of such new corporation or association or trust and thereupon such exchange shall be made, and this trust shall be terminated, and each Shareholder of the Company by becoming a Shareholder shall agree to receive and accept in such case the shares of such new corporation or association or trust in exchange on the basis aforesaid as a full and final distributive share of the proceeds in liquidation of such sale and conveyance, and further agrees that in such case his or her shares in the Company shall thereafter have no rights and privileges whatsoever except the right and privilege of being exchanged for shares of such new corporation or association or trust on the basis aforesaid;

     (p) Invest Capital. To invest and re-invest the capital or other funds of this trust in real or personal property of any kind, or in any interest therein;

     (q) Establish Pension and Other Compensation Plans. To establish and carry out pension, profit-sharing, share bonus, share purchase, share option, savings, thrift and other retirement, incentive, health, welfare and benefit plans, trusts and provisions for any or all of the Trustees, officers, employees, agents and consultants of the Company or of any of its subsidiaries;

     (r) To enter into or become partners or members in joint ventures, general or limited partnerships, limited liability companies and any other combinations or associations;

     (s) To purchase, acquire, hold, utilize, lease, carry on, sell, exchange and dispose of any other business or property, rights, or privileges which may be deemed to be suitable, convenient or profitable for or in connection with any of the purposes of the Company;

     (t) To grant rights or options good for any period of time, including an unlimited period of time (but not exceeding the duration of the Company) to purchase from the Company any securities of the Company which have been authorized but remain unissued or are held in the treasury, at such prices and on such terms and conditions as may be fixed from time to time by the Trustees; and to create and issue warrants or other instruments representing such rights or options in such form as the trustees mat determine;

     (u) Perform Other Necessary Things. To do each and every thing necessary, suitable, desirable, convenient or proper for the accomplishment of any of the purposes or the attainment of any one or more of the objects hereinbefore enumerated or incidental to the powers herein named and, without limiting the generality of the foregoing, to deal with the Trust estate and manage and conduct the business of the trust hereunder as fully as if the Company were the absolute owner of the Trust estate and in so doing to execute all contracts, agreements, deeds, covenants and instruments, and do all such things as the Trustees may deem proper for the purposes of the Company, whether or not involving action of a kind or extent legal or customary for a trustee or for the management of trust funds.

     The powers and authority, whether discretionary or otherwise, conferred upon the Trustees by this Article 8 and elsewhere in this declaration of trust may be delegated to committees, officers, employees, agents and representatives of the Company, and shall not be deemed to be mandatory but shall, together with any and all implied powers and discretions, be exercised by the Trustees from time to time to the extent deemed to be advantageous to the Company, and may be exercised either alone or in association with others and to the same extent and as fully as individuals might or could do as principals, agents, contractors or otherwise and either alone or in conjunction with or in partnership with others, and both within and without The Commonwealth of Massachusetts. The acts of any committee, officers and agents, within the scope of their respective authorities, shall be as agents and delegates of the Trustees, and shall be deemed to be the acts of the Trustees and not of the Shareholders. When authorized by the Trustees, mortgages, conveyances and other instruments of transfer of real or other property may be executed by any officer of the Company on behalf of the Trustees or such of them as are residents of Massachusetts.

                                  The Trustees

     9. Number and Election. The persons signing this Declaration of Trust shall be the original Trustees. The number of Trustees shall be determined from time to time by the Trustees but shall not be less than three; provided, however, that the number of Trustees shall be fixed at not less than two whenever the Company shall have less than two Shareholders and not less than one whenever the Company shall have only one Shareholder. Except in connection with the election of Trustees at the annual meeting of shareholders, the numbers of Trustees may be decreased only to eliminate vacancies existing by reason of the death, resignation, removal or disqualification of one or more Trustees. The Trustees shall be elected at the annual meeting of the Shareholders by such Shareholders as have the right to vote at such election.

     The Trustees shall be elected as follows. The term of office of each Trustee shall continue until the first annual meeting of the Shareholders following the date of the Trustee's election and until his or her respective successor is chosen and qualified (unless otherwise required by law) or until the Trustee sooner dies, resigns or is removed. References in this Article 9 to an annual meeting of Shareholders shall be deemed to include a special meeting held in place of an annual meeting.

     10. Resignation; Vacancies; Removals. A Trustee may resign by presenting his or her resignation in writing at a meeting of the Trustees or delivering the same at the principal office of the Company, addressed to the chairman, president or clerk of the Company, and its acceptance by the Trustees shall not be required unless so stated in the resignation. Any vacancy in the number of Trustees not required to be filled by the Shareholders may be filled by the Trustees by vote of a majority of the remaining Trustees although less than a quorum.

Any Trustees so chosen shall continue in office for the remainder of the full term of the Trustees in which the new trusteeship was created or the vacancy occurred and until his or her successor, if there be one, is chosen and qualified. The remaining Trustees may act notwithstanding any vacancy in their numbers. Except as otherwise provided in this Declaration of Trust, a Trustee (including persons elected by the Trustees to fill any vacancies) may be removed from office: (i) with or without cause by the vote of the holders of a majority of the shares issued and outstanding and entitled to vote generally in the election of Trustees; or (ii) for cause by vote of a majority of the Trustees then in office. A Trustee may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him or her. Except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the Company, no Trustee resigning or removed shall have any right to any compensation as such Trustee for any period following his or her resignation or removal, or any right to damages on account of such removal, whether his or her compensation be by the month or by the year or otherwise, unless the body acting on the removal shall in their or its discretion provide for the compensation.

     11. Vesting in New Trustees. Upon the resignation or removal of a Trustee hereunder and upon the election or appointment of a new Trustee hereunder, such instruments shall be executed, acknowledged and delivered as the remaining Trustees or the new Trustees shall deem necessary or convenient for confirming or providing evidence of the vesting of the Trust estate in the Trustees for the time being who are residents of Massachusetts. Notwithstanding the failure to execute any conveyance, the Trust estate shall always (not restricting the same to the above enumerated cases) vest in the Trustees for the time being hereunder and the Trust estate shall always vest in such Trustees as are residents of Massachusetts.

     12. Compensation. Each Trustee shall receive such reasonable compensation as the Trustees may determine, and shall not be limited by any provision of law with regard to the compensation of trustees of an express trust.

     13. Unissued Shares. In particular, and without limiting the generality of the foregoing, the Trustees may, subject to any requirement of law, at any time issue all or from time to time any part of the unissued shares of the Company from time to time authorized and may determine, subject to any requirements of law, the consideration for which such shares is to be issued and the manner of allocating such consideration between capital and surplus. Unless the Trustees otherwise specify, the excess of the consideration for any share with par value issued by it over such par value shall be paid-in surplus. The Trustees may allocate to capital stock less than all of the consideration for any share without par value issued by it, in which case the balance of such consideration shall be paid-in surplus. All surplus shall be available for any corporate purpose, including the payment of dividends.

     14. Determination of Capital and Income. The Trustees shall have power to determine what constitutes capital or income, what constitutes the income of the Trust estate for any year or other period, in what manner any expenses or disbursements are to be allocated between capital and income, and the amount of the net earnings and of the earned surplus; and every such determination, whether express or implied in the acts or proceedings of the Trustees, shall be conclusive and binding upon all persons interested.

     15. Dividends. The Trustees may from time to time in their discretion declare dividends out of the net earnings of the Trust estate or out of the earned surplus or capital surplus, payable out of the Trust estate, at any date fixed by the Trustees, in cash or property, including without limitation bonds or other obligations of and the shares in the Company, and for that purpose may capitalize all or any part of the earned surplus; but no Shareholder shall have any right to any dividends except when and as the same are declared by the Trustees, and no Trustee or Shareholder, officer, agent or representative of the Company shall be liable therefor, and any Shareholder entitled thereto shall look only to the Trust estate for the payment of any such dividends. The Company shall pay and distribute the said dividends so declared to the Shareholders according to the number of shares held by them respectively.

     16. Fiscal Year; Accounts. The Trustees may determine the fiscal year for the Company, and the form in which the accounts of the Company shall be kept, and may from time to time change the fiscal year or form of accounts.

     17. Action by Board; Quorum. The action of the Trustees in respect of any matter shall be by vote passed by the Trustees at a meeting or by a written vote without a meeting (with or without notice to the other Trustees) signed by at least a majority of the Trustees. At any meeting of the Trustees, six trustees shall constitute a quorum for the transaction of business, except when the number of Trustees then in office shall be less than twelve, in which case a majority of the Trustees then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast on the question, and the meeting may be held as adjourned without further notice. Except as herein otherwise provided, when a quorum is present at any meeting a majority of the Trustees in attendance thereat shall decide any questions before such meeting. Nothing in this Article 17 shall be construed as limiting the delegation of any power to a committee of the Trustees.

     18. By-laws. The Trustees may by vote of a majority of the Trustees then in office, make and from time to time amend, add to or rescind by-laws for the Company (the "By-laws"). The By-laws may, subject to the provisions of this declaration of trust: (a) fix the fiscal year; (b) regulate the affairs of the Trustees, including provisions for the nomination thereof; (c) provide for such committees as the Trustees shall deem appropriate, including an executive committee which shall be vested with all of the powers and authorities of the Trustees in the intervals between meetings of the Trustees; (d) provide for the appointment of a chairman of the Trustees, a president, one or more vice presidents, a treasurer, a clerk and such other officers as the Trustees may deem appropriate, and the manner of their appointment and removal, and their respective powers and duties; (e) provide for the manner in which documents shall be executed, including share certificates; (f) provide for the appointment of transfer agents or officers and registrars, and (g) contain such further provisions relating to the above matters or otherwise, incidental or in addition to but not inconsistent with the provisions of this declaration of trust, as the Trustees shall deem appropriate.

     19. Certificate Evidencing Votes. A certificate signed by the chairman, the president, the treasurer, the clerk or any assistant or temporary clerk, or one or more of the Trustees, shall be conclusive evidence, in favor of every person, firm, association, trust and corporation acting in good faith in reliance thereon, as to the contents of any vote of the Trustees, or any committee thereof, or of the Shareholders, and as to all matters in such certificate contained relating to the meeting, if any, at which any vote is therein certified to have been passed, including the regularity of the said meeting and the passage of any vote thereat, and as to all other matters and things stated in such certificate, and no person, firm, association, trust or corporation shall be obligated to make any inquiry as to any of the said matters, or as to the election or appointment of any person acting as a Trustee at such meeting, or as to the holding of any shares by any person, firm, association, trust or corporation acting as a Shareholder at such meeting, or be affected by actual or implied notice of any irregularity whatsoever therein.

                   Indemnification and Limitation of Liability

     20. Trustees and Officers. To the extent legally permissible, each of the Company's Trustees and officers, as defined in Article 24, shall be indemnified by the Trust estate against any loss, liability or expense, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, imposed upon or reasonably incurred by such person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such person may be involved or with which such person may be threatened, while in office or thereafter, by reason of such person's being or having been such a Trustee or officer, except with respect to any matter as to which such person shall have been adjudicated in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Company; provided, however, that as to any matter disposed of by a compromise payment by such Trustee or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the Company, after notice that it involves such indemnification, (i) by a disinterested majority of the Trustees then in office, or (ii) by a majority of the Disinterested Trustees then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such Trustee or officer appears to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Company, or (iii) by the vote, at a meeting duly called and held, of the holders of a majority of the shares outstanding and entitled to vote thereon, exclusive of any shares owned by any interested Trustee or officer.

     21. Liability. No Trustee, officer or agent of the Company shall be liable except for acts or failures to act which at the time would impose liability on him or her if this trust were a Massachusetts business corporation and he or she were a director, officer or agent thereof respectively. In determining what he or she reasonably believes to be in the best interests of the Company, a Trustee may consider the interests of the Company's employees, suppliers, creditors and customers, the economy of the state, region and nation, community and societal considerations, and the long-term and short-term interests of the Company, its subsidiaries and its Shareholders, including the possibility that these interests may best be served by the continued independence of the Company. Notwithstanding any provision of law or this Article 21 or any other provision in this declaration of trust contained, a Trustee shall not be liable to the Company or any Shareholder for monetary damages for breach of fiduciary duty as a Trustee except with respect to any matter as to which such liability is imposed by applicable law and he or she shall have been adjudicated (i) to have breached his or her duty of loyalty to the Company or its Shareholders, (ii) to have acted not in good faith, or omitted to act in good faith, (iii) to have knowingly violated the law or intentionally engaged in misconduct, or (iv) to have derived any improper personal benefit from a transaction. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any Trustee for or with respect to any acts or omissions of such Trustee occurring prior to such amendment or repeal.

     22. Books and Reports. In discharging his or her duties a Trustee or officer of the Company, when acting in good faith, shall be fully protected in relying upon the books of account of the Company or of another organization in which he or she serves as contemplated by Article 24, reports made to the Company or to such other organization by any of its officers or employees or by counsel, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees or similar governing body of such other organization, or upon other records of the Company or of such other organization.

     23. Advance of Expenses. Expenses, including counsel fees, reasonably incurred by any Trustee or officer with respect to the defense or disposition of any action, suit or proceeding referred to in Article 20 may be advanced by the Company prior to the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the recipient to repay such amount unless it is ultimately determined that he or she is entitled to indemnification.

     24. Rights Not Exclusive; Definitions. The rights of indemnification provided in Article 20 shall not be exclusive of or affect any other rights to which any Trustee or officer may be entitled and such rights shall inure to the benefit of his or her successors, heirs, executors, administrators and other legal representatives. Such other rights shall include all powers, immunities and rights of reimbursement which would be allowed under the laws of The Commonwealth of Massachusetts were the Company a business corporation organized under such laws. As used in Articles 20, 21, 22 and 23 and this Article 24, the terms "Trustee" and "officer" include persons who serve at the request of the Company as directors, officers, or trustees of another organization in which the Company has any direct or indirect interest as a shareholder, creditor or otherwise. An "interested" Trustee or officer is one against whom in such capacity the proceeding in question or another proceeding on the same or similar grounds is then pending. Nothing contained in Articles 20, 21, 22 and 23 and this Article 24 shall affect any rights to indemnification to which Company personnel other than Trustees and officers may be entitled by contract or otherwise under law. No Trustee shall be obligated to give any bond or other security for the performance of any of his or her duties.

     25. Shareholders. In case any Shareholder shall at any time for any reason be held to or be under any personal liability solely by reason of his or her being or having been a Shareholder and not by reason of his or her acts or omissions as a Shareholder, then such Shareholder (or his or her heirs, executors, administrators, or other legal representatives) shall be entitled out of the Trust estate to be held harmless from, and indemnified against, all loss, liability or expense by reason of such liability.

  Interested Trustees, Shareholders, and Officers; Ratification by Shareholders

     26. Shareholders, Trustees, Officers and Agents. No agreement, dealing, relationship or arrangement of any kind with the Company, or with any company which may be controlled by the Company or in which the Company may have any interest, in which any Shareholder, Trustee, officer, agent or other representative of the Company shall have a personal interest shall be void or voidable or otherwise affected by such interest nor shall such Shareholder, Trustee, officer, agent or other representative so interested be liable to account in respect thereof, except such effect or liability, if any, as would have resulted under the same circumstances had the Company been a business corporation organized under the laws of The Commonwealth of Massachusetts. No Trustee, officer, agent or other representative of the Company shall be precluded, by his or her office, from acquiring shares or stock in or bonds or other obligations of or from holding any office or place of profit in the Company or any company in which the Company shall be interested as stockholder or otherwise. No Shareholder, by reason of his or her holding such shares, however great in amount, shall be precluded from holding any office or place of profit hereunder or under any company in which the Company or the Trustees shall be interested as stockholder or otherwise.

     27. Authorization or Ratification by Shareholders. Regardless of whether the foregoing provisions have or have not been complied with, any agreement, dealing, relationship or arrangement entered into by or on behalf of the Company or by the Trustees, officers, agents or other representatives of the Company, or by or on behalf of any company in which the Company or the Trustees shall be interested as stockholder, or otherwise, shall not be voided by reason of the interest therein of any Shareholder, Trustee, officer, agent or other representative nor shall any Shareholder, Trustee, officer, agent or other representative being so interested be liable to account to the Company or to the Trustees, officers or Shareholders, or otherwise, for any profit or benefit realized through any such agreement, dealing, relationship or arrangement by reason of such Shareholder, Trustee, officer, agent or other representative holding that position or of the fiduciary relation thereby established, if such agreement, dealing, relationship or arrangement shall have been authorized or ratified by the Shareholders or by the stockholders of any such company, as the case may be, after notice of the fact of the interest therein (including a general statement of the nature and extent of such interest) of such Shareholder, Trustee, officer, agent or other representative, except that if such agreement, dealing, relationship or arrangement was with a Shareholder or Shareholders the authorization or ratification shall be by a majority vote of disinterested Shareholders at a meeting.

                          Shares of Beneficial Interest

     28. Number; Nonassessable. The entire beneficial interest in the Trust estate and in all business conducted by the Company and all profits earned by it shall be, and during the continuance of this trust shall remain, in the owners from time to time of transferable shares of beneficial interest. The shares of beneficial interest shall consist of (i) 100,000,000 common shares all of the same class and each with a par value of one dollar ($1.00), and (ii) 10,000,000 preferred shares, each with a par value of one dollar ($1.00) and may be issued from time to time by the Trustees without the necessity of obtaining the consent of the Shareholders. Subject to the limitations prescribed by law and the provisions of this declaration of trust, the Trustees are authorized to issue the preferred shares from time to time in one or more series, each of such series to have such voting powers, full or limited, or no voting powers, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be determined by the Trustees in a resolution or resolutions providing for the issue of such preferred shares. Subject to the powers, preferences and rights of any preferred shares, including any series thereof, having any preference or priority over, or rights superior to, the common shares and except as otherwise provided by law, the holders of the common shares shall have and possess all powers and voting and other rights pertaining to the shares of this Company and each common share shall be entitled to one vote. All shares issued and to be issued shall be fully paid and nonassessable except to the extent otherwise specifically provided in the certificates representing such shares. In any issue of common shares, fractional shares may be issued if authorized by the Trustees; and in lieu thereof the Trustees may issue transferable or nontransferable instruments representing or relating to fractional interests (on such terms and in such form as the Trustees shall determine) and may appoint an exchange agent or exchange agents to assist Shareholders in buying or selling such fractional interests.

     29. Shares Personal Property; Trust Only. Shares shall be personal property entitling the holders only to the rights and interest in the Trust estate set forth in these presents, and it is expressly declared and agreed by and between the Shareholders, Trustees and officers of the Company that a trust and not a partnership is deemed to be created by this instrument and that irrespective of whether any different status may be held to exist as far as others are concerned, nevertheless as between the said Shareholders, Trustees and officers the Shareholders shall be deemed to hold only the relationship of cestuis que trustent to the

Trustees, with only such rights as are conferred upon them as such cestuis que trustent hereunder.

     30. Rights of Shareholders; Limitation on Rights of Action. No Shareholder shall have or acquire at any time any interest in any specific property, real or personal, at any time forming part of the Trust estate, or any right to any division or partition thereof or any other rights with reference thereto, except to have said property dealt with as herein provided, to receive dividends therefrom, as herein provided, and to share in the distribution of the cash proceeds thereof, or distributions in kind, or both, upon the termination of the trust, as herein provided. No action may be brought by a Shareholder on behalf of the Company unless a prior demand regarding such matter has been made on the Trustees and the Shareholders of the Company.

     31. Additional Shares. Additional common shares may be authorized from time to time by a majority vote of the Shareholders at a meeting. Such additional common shares shall rank equally and be in all respects identical with the common shares originally authorized and may be issued from time to time by the Trustees without the necessity of obtaining the consent of the Shareholders.

     32. Preferred Shares. Additional preferred shares may be authorized from time to time by vote, at a meeting duly called and held, of the holders of two-thirds of the shares outstanding and entitled to vote thereon, and such additional shares may be issued in one or more classes and in one or more series within a class and shall have such voting powers, full or limited, or no voting powers, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be determined in the vote authorizing them or by the Trustees pursuant to authority granted to it by such vote or as provided in Article 29.

     33. All Other Changes in Shares. Any authorized shares, whether issued or unissued, may, by vote, at a meeting duly called and held, of the holders of a majority of the shares outstanding and entitled to vote thereon, be changed by increasing or decreasing their par value, be reduced in number, be changed into the same or a different number of shares of any class or classes with or without par value, or be classified or reclassified. In connection with any of the foregoing, the Trustees may increase, decrease or adjust the capital accounts of the Company.

     34. Consideration for Issue. Unless otherwise prescribed by vote of the Shareholders, all shares may be issued for money, services or property (including other shares of the Company at the time outstanding), or as a distribution to Shareholders, and upon such terms as to valuation of shares, services or property and otherwise, as the Trustees may in its absolute discretion determine.

     35. No Preemptive or Preferential Rights of Subscription. No holder of shares of any class and no holder of other securities of the Company, convertible or otherwise, shall have any preemptive or preferential right of subscription to, or purchase of, any securities of the Company.

     36. Treasury Shares. Shares in the Company acquired by the Company may be canceled and the number of shares issued may thereby be reduced, or such shares may be held in the treasury and be disposed of by the Company, when authorized by the Trustees, as the trustees may from time to time determine; but such shares while so held in the treasury shall not be entitled to any voting rights or to any dividends and shall not be deemed outstanding in computing proportions or percentages of shares hereunder or for any other purpose hereof. Shares canceled pursuant to this Article 36 shall have the status of authorized but unissued shares.

     37. Transfer Books. A register or registers shall be kept under the direction of the Trustees, which shall contain the names and addresses of the Shareholders and the number and kind of shares held by them respectively and a record of all transfers thereof. No Shareholder shall be entitled to receive payment of any dividend declared, nor to have any notice given to him or her as herein provided, until he or she has given his or her address to the transfer agent, or such other officer or agent of the Company as shall keep the said register, for entry thereon.

     38. Transfer Agent. The Company, when authorized by the Trustees, may employ in the City of Boston or in any other cities the Trustees may designate a transfer agent or transfer agents and a registrar or registrars. The transfer agent or transfer agents shall keep the said registers and record therein the transfers of any of the said shares and countersign certificates of shares issued to the persons entitled to the same. The transfer agents and registrars shall perform the duties usually performed by transfer agents and registrars of certificates of stock in a corporation, except as modified by the Trustees.

     39. Share Certificates. No certificates certifying the ownership of shares need be issued unless the Trustees otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of share certificates, the form thereof, and similar matters.

     40. Lost, Stolen or Destroyed Share Certificates. In the event the Trustees authorize the issuance of share certificates, a new certificate may be issued to replace any certificate previously issued, on satisfactory evidence that the said certificate previously issued has been worn out, mutilated, lost or destroyed and on such terms, if any, as to indemnity and otherwise, as the Trustees shall deem proper.

     41. Transfer of Shares. Every transfer of any certificated shares (otherwise than by operation of law) shall be signed by the transferor or by his or her agent thereunto duly authorized in writing, and upon delivery thereof to the Company or a transfer agent of the Company, accompanied by the existing certificate for such shares and such evidence of the genuineness of such transfer, authorization and other matters as may reasonably be required, shall be recorded in the register, and a new certificate therefor shall be issued to the transferee, and in case of a transfer of only a part of the shares represented by any certificate a new certificate for the residue thereof shall be issued to the transferor. A Shareholder of record shall be deemed to be the holder of the share or shares represented thereby for all purposes hereof, and neither the Trustees nor any transfer agent or registrar nor any officer or agent of the Company shall be affected by any notice of a transfer until due presentment of the certificate for such share or shares for registration of transfer. The Trustees may determine from time to time procedures for the transfer of uncertificated shares.

     42. Transfers by Operation of Law. Any person becoming entitled to any shares in consequence of the death, bankruptcy or insolvency of any Shareholder, or otherwise by operation of law, shall be recorded in the register as the holder of the said shares, and receive a new certificate for the same, upon production of the proper evidence thereof and delivery of the existing certificate to the Company or a transfer agent of the Company. Until such production of evidence and delivery of the existing certificate, the Shareholder of record shall be deemed to be the holder of such shares for all purposes hereof, and neither the Trustees nor any transfer agent or registrar nor any officer or agent of the Company shall be affected by any notice of such death, bankruptcy, insolvency or other event. The Trustees may determine from time to time procedures for the transfer by operation of law of uncertificated shares.

     43. Joint Owners. Any two or more persons in whose names any share is registered shall be treated as joint owners of the entire interest therein, and no entry shall be made in the register or in any certificate that any person is entitled to any future, limited or contingent interest in any share. However, any person registered as a holder of any share may, subject to the provisions hereinafter contained, be described in the register or in any certificate as a trustee or fiduciary of any kind, and appropriate words may be added to the description to identify such trust.

     44. No Duty to Examine into Trusts, Pledges, etc., to Which Shares Are Subject. The Company shall not, nor shall the Trustees or the Shareholders or any officer of the Company or any transfer agent or other agents of the Company, or the Trustees, be bound to take notice or be affected by notice of any trust, whether express, implied or constructive, or of any charge, pledge or equity to which any of the said shares or the interest of any of the Shareholders in this trust may be subject, or to ascertain or inquire whether any sale or transfer of any such shares or interest by any such Shareholder or his or her personal representatives is authorized by such trust, charge, pledge or equity, or to recognize any person as having any interest therein, except the persons registered as such Shareholders. The receipt of the person in whose name any share is registered, or, if such share is registered in the names of more than one person, the receipt of any one of such persons, or the receipt of the duly authorized agent of any such person, shall be a sufficient discharge for all dividends and other money and for all shares, bonds, obligations and other property payable, issuable or deliverable in respect of such share and from all liability to see to the application thereof.

                            Meetings of Shareholders

     45. Annual Meeting. An annual meeting of the Shareholders shall be held on the last Tuesday of April in every year, or on such other date as the Trustees or the chairman or the president may from time to time fix, at the principal office of the Company or at such other place in Massachusetts as may be designated by the Trustees, the chairman or the president, for the purpose of electing Trustees and for such other purposes as may be prescribed by law and hereby or as may be specified in the notice by the Trustees or by the chairman or by the president of the Company. If such annual meeting is omitted on the day herein provided for, a special meeting may be held in lieu thereof, and any business transacted or election held at such special meeting shall have the same effect as if transacted or held at such annual meeting.

     46. Special Meetings. The Trustees, chairman or president of the Company may, whenever any of them think fit, call or direct any officer of the Company to call a special meeting of the Shareholders to be held at the principal office of the Company or, in their discretion, at any other place in Massachusetts, and such special meeting shall be so called by the clerk, or in the case of the death, incapacity or refusal of the clerk, by another officer, upon written application of one or more Shareholders who hold at least forty percent in interest of the shares entitled to vote at such special meeting.

     47. Presiding Officer. The chairman or, if there is no chairman or the chairman is absent, the president shall preside at every meeting of the Shareholders, but if neither the chairman nor the president is present at the commencement of the meeting or, being present, shall not be willing to preside, the Shareholders present in person or by proxy shall choose the chairman of such meeting.

     48. Business to be Transacted. At any annual or special meeting of Shareholders, no business shall be transacted other than such as is referred to in the notice of the meeting.

     49. Notices. A written or printed notice of each meeting of the Shareholders, whether annual or special, specifying the time, place and purposes thereof, shall be given as hereinafter provided by the clerk or any assistant clerk or by an officer designated by the Trustees to each of the Shareholders entitled to vote thereat at least seven (7) days (including Sundays and holidays) before such meeting. Every notice to any Shareholder required or provided for herein may be given to him or her personally or by mailing it to him or her, postage prepaid, at his or her address specified in the records of the Company. Notice shall be deemed to have been given at the time when it is so mailed. In respect of any share held jointly by several persons, notice so given to any one of them shall be sufficient notice to all of them. Any notice so sent to the address of any Shareholder shall be deemed to have been duly sent in respect of any such share whether held by him or her solely or jointly with others, notwithstanding he or she be then deceased or be bankrupt or insolvent or legally incompetent, and whether the Trustees or any person sending such notice have knowledge or not of his or her death, bankruptcy or insolvency or legal incompetence, until some other person or persons shall be registered as holders. The certificate of the person or persons giving such notice shall be sufficient evidence thereof, and shall protect all persons acting in good faith in reliance on such certificate. Whenever notice of meeting is required to be given to a Shareholder under any provision of Massachusetts law applicable to the Company or of this declaration of trust, a written waiver thereof, executed before or after the meeting by such Shareholder or Shareholder's attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

     50. Voting; Quorum. At all meetings every Shareholder shall, subject to the provisions of Article 53, have one vote for each share held by him or her and may vote at any meeting or any adjournment or adjournments thereof in person or by proxy in writing dated not more than six months before the meeting named therein, which proxies shall be filed with the clerk or other person responsible to record the proceedings of the meeting before being voted; and, except as otherwise provided herein, the holders of a majority of all the shares issued and outstanding and entitled to vote shall constitute a quorum for the transaction of business. The placing of a shareholder's name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such shareholders shall constitute execution of such proxy by or on behalf of such shareholder. Shares owned directly or indirectly by the Company, if any, shall not be deemed outstanding for this purpose, and the Company shall not, directly or indirectly, vote any share of its own shares. When any share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such share. If the holder of any share is a minor or a person of unsound mind, or subject to guardianship or to the legal control of any other person as regards the charge or management of such share, he or she may vote by his or her guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. No ballot shall be required for any election unless requested by a Shareholder present or represented at the meeting and entitled to vote in the election. Any action required or permitted to be taken at any meeting of the Shareholders may be taken without a meeting if all Shareholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of meetings of Shareholders. Such consents shall be treated for all purposes as a vote taken at a meeting.

     51. Adjournment of Meeting. Any meeting (or portion thereof) may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present, and the meeting (or portion thereof) may be held as adjourned without further notice.

     52. Requisite Vote to Act. Except as otherwise herein provided, when a quorum is present at any meeting, a plurality of votes properly cast for election to any office shall elect to such office, and a majority of the shares represented at the meeting and entitled to vote upon any question properly brought before the meeting shall decide such question. Provisions hereunder for a majority vote of Shareholders at a meeting mean a vote of the holders of a majority of those shares entitled to vote thereon which are represented in person or by proxy at such meeting.

     53. Record Date for Voting, Dividends and Offerings. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to receive payment of any dividend or of any other distribution or offering, the trustees may from time to time fix in advance a time, which shall be not more than sixty (60) days before the date of any meeting of Shareholders or the date for the payment of any dividend or of any other distribution or the date of the offering, as the record date for determining the Shareholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or such offering, and in such case only Shareholders of record on such record date shall have such right, notwithstanding any transfer of shares on the books of the Company after the record date; or without fixing such record date the Trustees may for any of such purposes close the register or transfer books for all or any part of such period. If no record date is fixed and the transfer books are not closed, (i) the record date for determining Shareholders having the right to notice of or to vote at a meeting of Shareholders shall be at the close of business on the date next preceding the day on which notice is given, and (ii) the record date for determining Shareholders for any other purpose shall be at the close of business on the day on which the Trustees acts with respect thereto.

                       Duration and Termination of Trust;
                             Combination; Amendments

     54. Duration of Trust. Unless terminated as provided in Article 8(o) or
Article 56, this trust shall continue without limitation of time.

     55. Death of Shareholder or Trustee Not to Terminate Trust. The death of a Trustee hereunder or of a Shareholder or the dissolution of a Shareholder hereunder during the continuance of this trust shall not operate to terminate this trust, nor shall it entitle the legal representatives of any such Trustee or Shareholder to an accounting or to take any action in the courts or otherwise.

     56. Termination; Combination; Affiliation. Except as provided in Article 57 below, the Trustees may terminate this trust at any time, or may cause the Company to be merged, combined, consolidated or otherwise affiliated with another trust, association, company, corporation or other entity, if such termination, merger, combination, consolidation, or affiliation has been authorized by vote, at a meeting duly called and held, of the holders of two-thirds of the shares outstanding and entitled to vote thereon or has been authorized pursuant to Article 8(o). Such termination, merger, combination, consolidation or affiliation shall become effective only upon presentation to the Trustees, as required by Article 59, of the counterpart of the certificate referred to in said Article 59, or at such later time as may be specified in the vote effecting such action. In respect of any such merger, combination, consolidation or affiliation (other than as provided in Article 8(o)), the agreement in respect thereof shall confer on the holders of all shares of the Company who dissent from such transaction within the time and in the manner provided in the Massachusetts statute applicable to business corporations, substantially those rights they would have if the Company were at the time a Massachusetts business corporation. Such rights shall be the Shareholders' exclusive remedy in respect of such holders' dissent from any such actions.

     57. Certain Transactions.

     A. Higher Vote for Certain Business Transactions. In addition to any affirmative vote required by law or otherwise in this declaration of trust, and except as otherwise expressly provided in Section C of this Article 57:

     (1) any merger or consolidation of the Company or any Subsidiary (as hereinafter defined) with (a) any Interested Shareholder (as hereinafter defined) or (b) any other company (whether or not itself an Interested Shareholder) which is or after such merger or consolidation would be an Affiliate (as hereinafter defined) or Associate (as hereinafter defined) of an Interested Shareholder; or

     (2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder involving any assets or securities of the Company, any Subsidiary or any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder having an aggregate Fair Market Value (as hereinafter defined) in excess of 5% of the total consolidated book value of the total assets of the Company and its Subsidiaries as of the end of the Company's most recent fiscal year prior to the time the determination is made; or

     (3) the adoption of any plan or proposal for the termination, liquidation or dissolution of the Company proposed by or on behalf of an Interested Shareholder or any Affiliate or Associate of any Interested Shareholder; or

     (4) any reclassification of securities (including any reverse stock split) or recapitalization of the Company or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Shareholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock (as hereinafter defined), or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder; or

     (5) any tender offer or exchange offer made by the Company for shares of Capital Stock which may have the effect of increasing an Interested Shareholder's percentage beneficial ownership (as hereinafter defined) so that following the completion of the tender offer or exchange offer the Interested Shareholder's percentage beneficial ownership of the outstanding Capital Stock may exceed 110% of the Interested Shareholder's percentage beneficial ownership immediately prior to the commencement of such tender offer or exchange offer; or

     (6) any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (1) to (5);

shall require the affirmative vote of the holders of Voting Shares (as hereinafter defined) representing shares equal to the sum of (i) a majority of the then outstanding Voting Shares, excluding Voting Shares of which such Interested Shareholder is the beneficial owner, plus (ii) the number of Voting Shares of which such Interested Shareholder is the beneficial owner, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or any agreement with any national securities exchange or otherwise.

B. Definition of "Business Transaction". For the purposes of this Article 57 the term "Business Transaction" shall mean any transaction that is referred to in any one or more of clauses (1) through (6) of Section A of this Article 57.

C. When Higher Vote is Not Required. The provisions of Section A of this Article 57 shall not be applicable to any direct or indirect purchase or other acquisition by the Company or any Subsidiary of any shares of Capital Stock from an Interested Shareholder. The provisions of Section A of this Article 57 shall also not be applicable to any particular Business Transaction involving an Interested Shareholder, and such Business Transaction shall require only such affirmative vote, if any, as is required by law or by any other provision of this declaration of trust if the Business Transaction shall have been approved by a majority of the Disinterested Trustees (whether such approval is made prior to or subsequent to the acquisition of beneficial ownership of the Voting Shares that caused the Interested Shareholder to become an Interested Shareholder).

D. Certain Definitions. For purposes of this Article 57:

     (1) The term "Capital Stock" shall mean all the shares of beneficial interest of the Company authorized to be issued from time to time under
     Article 28 of this declaration of trust.

     (2) The term "person" shall mean any individual, firm, corporation or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

     (3) The term "Interested Shareholder" shall mean any person (other than the Company or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Company or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which (a) is the beneficial owner of Voting Shares representing 5% or more of the votes entitled to be cast by the holders of all then outstanding Voting Shares; or (b) is an Affiliate of the Company and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Shares representing 5% or more of the votes entitled to be cast by the holders of all the outstanding Voting Shares.

     (4) A person shall be a "beneficial owner" of any Capital Stock (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (b) which such person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, (ii) the right to vote pursuant to any agreement, arrangement or understanding, or (iii) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock. For the purposes of determining whether a person is an Interested Shareholder pursuant to paragraph 3 above, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this paragraph 4, but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

     (5) An "Affiliate" of a specified person is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

     (6) The term "Associate" used to indicate a relationship with any person means (a) any company (other than the Company or any Subsidiary) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (b) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (c) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a Trustee or officer of the Company or any of its parents or subsidiaries.

     (7) The term "Subsidiary" means any company of which a majority of any class of equity security is beneficially owned by the Company, provided, however, that for the purposes of the definition of Interested Shareholder set forth in paragraph 3 above and the definition of Associate set forth in paragraph 6 above, the term "Subsidiary" shall mean only a company of which a majority of each class of equity security is beneficially owned by the Company.

     (8) The term "Disinterested Trustee" means any Trustee who is not an Affiliate or Associate or representative of the Interested Shareholder and was a Trustee prior to the time that the Interested Shareholder became an Interested Shareholder, and any Trustee who is a successor of a Disinterested Trustee, is not an Affiliate or Associate or representative of the Interested Shareholder and is recommended or elected to succeed the Disinterested Trustee by a majority of the Disinterested Trustees.

     (9) The term "Fair Market Value" means (a) in the case of cash, the amount of such cash, (b) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period immediately preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotation is available, the fair market value on the date in question of a share of such stock as determined by a majority of the

     Disinterested Trustees in good faith; and (c) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Disinterested Trustees.

     (10) The term "Voting Shares" means all Capital Stock which by its terms may be voted generally in the election of Trustees of the Company.

E. Powers of the Disinterested Trustees. A majority of the Disinterested Trustees shall have the power and duty to determine for purposes of this Article 57, on the basis of information known to them after reasonable inquiry, (1) whether a person is an Interested Shareholder, (2) the number of shares of Capital Stock or other securities beneficially owned by any person, (3) whether a person is an Affiliate or Associate of another, and (4) whether the assets that are the subject of any Business Transaction have, or the consideration to be received for the issuance or transfer of securities by the Company or any Subsidiary in any Business Transaction has, an aggregate Fair Market Value in excess of the amount set forth in clause (2) of Section A of this Article 57. Any such determination made in good faith shall be binding and conclusive for all the purposes of this Article 57.

F. No Effect on Fiduciary Obligations of Interested Shareholders. Nothing contained in this Article 57 shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

G. Alteration, Amendment, Repeal. Notwithstanding any other provisions of this declaration of trust (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law or this declaration of trust), the affirmative vote of the holders of 80% of the then outstanding Voting Shares shall be required to alter, amend or repeal this Article 57; provided, however, that this Section G shall not apply to, and such 80% vote shall not be required for, any alteration, amendment or repeal recommended by a majority of the Disinterested Trustees.

     58. Amendments. The declaration of trust may be altered, amended, added to or rescinded by an instrument in writing signed by a majority of the Trustees, if the same has been authorized by majority vote of the Shareholders at a meeting, and such other vote, if any, as may be required by the rights or preferences relating to any class or series of shares; provided that if such alteration, amendment, addition or rescission shall in the judgment of the Trustees be of a fundamental character it shall require authorization by vote, at such a meeting, of the holders of a majority of the shares outstanding and entitled to vote thereon; and provided further that any alteration, amendment, addition or rescission of any provision requiring a vote of the holders of a specified percentage of the shares shall be only by vote of the holders of such percentage; and provided further that the provisions of Articles 3 and 4 exempting from personal liability the Shareholders, Trustees, officers, agents and other representatives of the Company may be amended only by unanimous vote of the holders of all shares entitled to vote at the time such vote is taken and such amendment shall take effect only prospectively. Such alteration, amendment, addition or rescission shall become effective at such time as may be specified in the vote effecting such action. Notwithstanding anything preceding in this Article to the contrary but subject to the provisions of Article 57, the vote of the holders of 80% of the shares issued and outstanding and entitled to vote generally in the election of Trustees shall be required for any alteration, amendment or repeal of Articles 9 and 10; provided, however, that such 80% vote shall not be required for any alteration, amendment or repeal adopted or recommended by 80% of the Trustees then in office. Amendments for the purpose of changing the name of the Company or of supplying any omission, curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision contained in this declaration of trust shall not require authorization by vote of the Shareholders.

     59. Certificate of Termination or Amendment. In case this trust shall be terminated or any merger, combination, consolidation or affiliation shall be effected, or any of the terms, powers and provisions herein contained shall be altered, amended, added to or rescinded, pursuant to the provisions of Article 8(o), Article 56 or Article 58 or other authority, a certificate in any number of counterparts deemed desirable, setting forth such termination, alteration, amendment, addition or rescission or the terms of such merger, combination, consolidation or affiliation and either that the Shareholders have authorized the same in accordance with the provisions of said Article 8(o), Article 56 or
Article 58, or the other authority pursuant to which the same has been made, shall be signed by the chairman or president and by the clerk or any assistant clerk and shall be acknowledged by either the chairman or president signing the same and shall be recorded or filed in the various public offices, if any, in which this declaration of trust is then recorded or filed and at the principal office of the Company and in such places as may be required by law, but failure to record or file any such vote or resolution shall not affect the validity thereof.

     60. Disposition of Trust Estate on Termination. Upon the termination of this trust the Trustees shall, upon such terms as shall be determined by the Trustees, sell and convert into money or into shares, bonds or other securities or obligations, whether of the purchaser or otherwise, the whole or any part of the Trust estate and shall apportion the proceeds thereof and any property forming part of the Trust estate excepted from such sale among all the Shareholders in accordance with their respective rights ratably according to the number and kind of shares held by them respectively. In making any sale under this provision the Trustees shall have power to sell by public auction or private contract and to buy in or rescind or vary any contract of sale and to resell, without being answerable for loss, and for the said purposes to execute or cause to be executed all proper deeds and instruments and to do all proper things. The Trustees may, after the distribution of the full amounts of money, if any, due upon liquidation or termination on any preferred shares of any class or series which may be outstanding, divide the whole or any part of the remaining Trust estate in its actual state of investment among the Shareholders in accordance with their respective rights ratably according to the number and kind of shares held by them respectively, and for such purposes the Trustees shall have power to determine the values of the property comprising said remaining Trust estate.

                                  Miscellaneous

     61. Filing. This instrument and any amendment hereto shall be filed with the Secretary of The Commonwealth of Massachusetts and in such other places as may be required under the laws of The Commonwealth of Massachusetts and may also be filed or recorded in such other places as the Trustees deem appropriate. Unless any such amendment sets forth some later time for the effectiveness of such amendment, such amendment shall be effective upon its filing with the Secretary of The Commonwealth of Massachusetts. A restated declaration of trust, integrating into a single instrument all of the provisions of this instrument which are then in effect and operative, may be executed from time to time by the Trustees and shall, upon filing with the Secretary of The Commonwealth of Massachusetts, be conclusive evidence of all amendments contained therein and may hereafter be referred to in lieu of this instrument and the various amendments thereto.

     62. Protection of Company, Stock of Which Held by Trust. No corporation, trust, association or body politic shall be affected by notice that any of its shares or bonds or other securities or obligations are subject to this trust or be bound to see to the execution of this trust or to ascertain or inquire whether any transfer of any such shares, bonds or securities or obligations by the Company is authorized, notwithstanding such authority may be disputed by some other person, firm, association, trust or corporation.

     63. Authority of the Trustees to Construe Terms Hereof. The Trustees shall have the authority to construe any of the terms, powers and provisions herein contained and to act on any such construction, and its construction of the same and any action taken pursuant thereto by the Trustees, or any committee, officer or agent in good faith shall be final and conclusive.

     64. Effect of Captions and Table of Contents. The captions and Table of Contents are inserted for convenience of reference, and are not to be taken as any part of this instrument or to control or affect the meaning, construction or effect of the same.

     65. Counterparts. This instrument may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

     66. Governing Law. This instrument is executed by the original Trustees and delivered in The Commonwealth of Massachusetts, and with reference to the statutes and law thereof, and the rights of all parties and the construction and effect of every provision hereof shall be subject to and construed according to the statutes and law of said Commonwealth.

     67. Provisions in Conflict with Law or Regulations. The provisions of this instrument are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions would be inconsistent with any of the conditions necessary for qualification of the Company as an exempted holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations thereunder or is inconsistent with other applicable laws and regulations, such provision shall be deemed never to have constituted a part of this instrument, provided that such determination shall not affect any of the remaining provisions of this instrument or render invalid or improper any action taken or omitted prior to such determination. If any provision of this instrument shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this instrument in any jurisdiction.

     IN WITNESS WHEREOF we have hereunto set our hands and seals at Boston in The Commonwealth of Massachusetts on the date first above mentioned.

         7
                                          -------------------------------
[SEAL]                                    Thomas J. May
                                          -------------------------------
[SEAL]                                    James J. Judge
                                          -------------------------------
[SEAL]                                    Theodora S. Convisser

COMMONWEALTH OF MASSACHUSETTS
COUNTY OF SUFFOLK, SS.

March ___, 1997

     Then personally appeared before me the above-named Thomas J. May, James J. Judge and Theodora S. Convisser, and severally acknowledged the foregoing instrument to be their free act and deed.

WITNESS MY HAND and official seal at Boston, Massachusetts.

NOTARIAL SEAL

My commission expires


Notary Public in and for The Commonwealth of Massachusetts